UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 22, 2008

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (843) 574 7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2008, Force Protection, Inc. (the “Registrant”) was awarded through its wholly-owned subsidiary, Force Protection Industries, Inc., a delivery order by U.S. Marine Corps Systems Command (“MACROSYSCOM”) for the purchase of 174 Mastiff Cougar 6x6 vehicles, including vehicle spare parts and field support.  The vehicles under this order are to be delivered to the United Kingdom Ministry of Defense.  The total consideration for this delivery order is approximately $115 million.   The award was made pursuant to a letter contract between the Registrant and MACROSYSCOM dated as of February 22, 2008 (Order M67854-06-C-5162).

This  Current Report on Form 8-K  contains  forward-looking  statements  that  involve risks and uncertainties, including, without limitation, statements  concerning  our  business  and possible or assumed future results of operations.  Certain words,  such  as  “believe,”  “may,” “could,” “will,”  “intend,”  “expect,”  “anticipate,”  “plan,” and similar expressions are used to identify  forward-looking  statements.  Undue reliance should not be placed on these forward-looking statements.  The Registrant’s actual results could differ materially from those anticipated in the  forward-looking  statements  for  many reasons  including:  its ability to raise capital when necessary; availability of parts and raw materials for its products; continued customer acceptance of its products; ongoing success of its research and development efforts;  greater than expected costs; and other risks and uncertainties as may be detailed from  time  to  time  in  the Registrant’s  public announcements and SEC filings. Although the Registrant believes  the  expectations  reflected  in  the  forward-looking  statements  are reasonable,  they  relate  only to events as of the date on which the statements are  made,  and  the Registrant’s future  results,  levels  of  activity,  performance  or achievements may not meet these expectations.  The Registrant does not intend to update any of the  forward-looking statements after the date of this document to conform these statements  to  actual  results  or  to  changes  in its expectations, except as required  by  law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date: February 26, 2008

/s/ Michael Durski
(Signature)

Name: Michael Durski
Title: Chief Financial Officer